Exhibit 10.6

OPENAIR, INC.

2008 RESTRICTED STOCK UNIT PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2008 Restricted Stock Unit Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A (together, the “Agreement”).

Participant:

Address:

The Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NetSuite, Inc., Merger Sub, the Securityholder Representative and the Escrow Agent (each as defined in the Merger Agreement), whereby the Company will become a wholly owned subsidiary of NetSuite, Inc. (the “Merger”). In connection with the transactions contemplated under the Merger Agreement, Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, and contingent upon the closing of the Merger as follows:

Grant Number:

Date of Grant:

Number of Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

In the event that the Merger is consummated, then 25% of the Restricted Stock Units shall vest on November 15, 2008, and as to the remaining Restricted Stock Units 12.5% of the Restricted Stock Units shall vest on each three-month anniversary thereafter, subject, with respect to any vesting date, to Participant continuing to be a Service Provider through such date. In the event that the Merger Agreement terminates by its terms or the Merger is not otherwise consummated, all Restricted Stock Units shall immediately expire, and Participant’s right to acquire any Shares thereunder will immediately terminate.

In the event Participant ceases to be a Service Provider for any reason, other than a termination without Cause, before Participant vests in a Restricted Stock Unit, such Restricted Stock Unit and Participant’s right to acquire any Shares thereunder will immediately terminate.

Notwithstanding the foregoing, in the event the Company (or its Subsidiary employing Participant) terminates Participant’s employment with the Company (or its Subsidiary employing Participant) without Cause, a number of Restricted Stock Units will immediately vest upon such termination equal to (i) 4.166% of the number of Restricted Stock Units subject to this Award multiplied by the number of full months that elapse from the most recent quarterly vesting date prior to the date of such termination through the date of such termination, and (ii) 50% of the unvested Restricted Stock Units then subject to this Award after taking into account the number of units that vest pursuant to clause (i). The foregoing vesting acceleration will in all cases be subject to Participant signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company acting in good faith and that becomes effective no later than March 15 of the calendar year following the calendar year during which such termination occurs (it being understood that no Shares will be issued with respect to the portion of this Award that vests pursuant to this paragraph until the later of such termination or the effectiveness of the separation agreement and release of claims).

For purposes of this Agreement, “Cause” means (i) Participant’s failure to devote sufficient time and effort to the performance of his or her duties; (ii) Participant’s continued failure to perform Participant’s employment duties, (iii) Participant’s repeated unexplained or unjustified absences from the Company or its Subsidiary employing Participant; (iv) Participant’s material and willful violation of any federal or state law which if made public would injure the business or reputation of the Company or its Subsidiary employing Participant; (v) Participant’s refusal or willful failure to act in accordance with any specific lawful direction or order of the Company or its Subsidiary employing Participant or stated written policy of the Company; (vi) Participant’s commission of any act of fraud with respect to the Company or any of its affiliates; or (vii) Participant’s conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company or its affiliates, in each case as reasonably determined by the Company or the Board). The Company may not terminate Participant’s employment under clause (i), (ii), or (iii) above unless it (or its Subsidiary employing the Participant) (1) provides Participant with a written notice that specifically sets forth the factual basis to support the Company’s right to terminate Participant’s employment under clause (i), (ii), or (iii) above, and (2) permits Participant to cure such failure, to the Company’s satisfaction, within 10 business days after receiving such notice.

Further, after giving effect to any applicable acceleration of vesting provided above and notwithstanding any other terms or conditions of the Plan or this Agreement to the contrary, in the event of termination of Participant’s relationship as a Service Provider, Participant’s right to vest in Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing service to the Company or a Subsidiary or Parent of the Company and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Participant’s relationship as a Service Provider (whether or not in breach of local labor laws), Participant’s right to receive Shares pursuant to the Restricted Stock Units after such termination, if any, will be measured by the date of termination of Participant’s active Service Provider relationship and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer in an active Service Provider relationship for purposes of the Restricted Stock Units.

Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.

Participant acknowledges and agrees that by clicking the “ACCEPT” button on the E*TRADE on-line grant agreement response page, it will act as Participant’s electronic signature to this Agreement and will constitute Participant’s acceptance of and agreement with all of the terms and conditions of the Restricted Stock Units, as set forth in the Agreement and the Plan.

OPENAIR, INC.

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit initially represents the right to receive a Share on the date it vests. Effective upon the closing of the Merger (the “Closing”), each Restricted Stock Unit will automatically be converted in accordance with the Merger Agreement to the right to receive one share of common stock of NetSuite, Inc. on the date such Restricted Stock Unit vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination, and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination, unless the Participant dies following his or her termination, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of all income tax, social insurance, payroll tax, payment on account, employment or other tax-related withholding (the “Tax-Related Items”) which the Company determines must be withheld with respect to such Shares. Regardless of any action taken by the Company or Participant’s employer (the “Employer”) with respect to the Tax-Related Items, Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award of Restricted Stock Units, including the grant, vesting, assignment, release or cancellation of the Shares of Restricted Stock Units, the subsequent sale of Shares acquired pursuant to the vesting of Restricted Stock Units, or the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any other aspect of the Award of Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items.

On a date that the Participant who is not subject to the requirements of Section 16 of the Exchange Act incurs a liability for Tax-Related Items with respect to this Award, whether upon vesting or otherwise (any such date on which liability for Tax-Related Items arises, the “Lapse Date”) and the Company or an affiliate of the Company has a tax withholding obligation related to such liability for Tax-Related Items, then a portion of the Shares issued upon the vesting of such Restricted Stock Units shall automatically be sold to the extent and through such means as the Company may determine in its sole discretion (whether through a broker or otherwise), as set forth in further detail in Schedule 1 attached hereto. The net proceeds from such sale shall be remitted to the relevant tax authorities for the benefit of the Participant in the amounts directed by the Company and any remaining net proceeds, if any, shall be delivered to the Participant. In the event that (a) the Participant is subject to the requirements of Section 16 of the Exchange Act on the Lapse Date or (b) to the extent that the Shares sold pursuant to the preceding sentence are not sufficient to satisfy the Participant’s liability for Tax Related Items upon the Lapse Date, the Participant authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations (or the remaining portion thereof) with regard to all applicable Tax-Related Items, in whole or in part by one or more of the following (without limitation) as the Administrator may permit: (1) paying cash, (2) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (3) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer equal to the amount required to be withheld. Alternatively, or in addition, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may obligate the Company to withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, and in the absence of such an obligation with respect to the entire tax withholding obligation. Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. For these purposes, the Fair Market Value of the Shares to be withheld shall be determined on the applicable Lapse Date. If the obligation of Tax-Related Items is satisfied by reducing the number of Shares issuable upon vesting of the Restricted Stock Units, Participant is deemed to have been issued the full number of Shares subject to the Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award of Restricted Stock Units.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s acquisition of Shares that cannot be satisfied by the means previously described. If Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items hereunder upon any Lapse Date, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

Consultants. If Participant is a Consultant, neither the Company nor any Parent or Subsidiary shall be responsible for withholding any Tax-Related Items due in connection with any aspect of the Award of Restricted Stock Units. Any Participant who is a Consultant is solely responsible for reporting all income derived from the Restricted Stock Units on his or her personal tax return and paying all applicable Tax-Related Items due. To the extent that the Company or any Parent or Subsidiary may incur any liability for the Tax-Related Items as a result of the Award of Restricted Stock Units, any Participant who is a Consultant agrees to undertake to pay to the Company or any Parent or Subsidiary the amount of such Tax-Related Items. The Company may refuse to deliver Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. [Intentionally Omitted].

11. [Intentionally Omitted].

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed as follows: (x) prior to the Closing, to the Company at OpenAir, Inc., 211 Congress Street, 8th Floor, Boston, Massachusetts 02110; and (y) from and after the Closing, to the Company at NetSuite, Inc., 2955 Campus Drive, Suite 100, San Mateo, California 94403, or at such other address as the Company may hereafter designate in writing.

13. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Pursuant to the Merger Agreement, effective upon the Closing, this Agreement shall be automatically assumed by NetSuite, Inc. in accordance therewith.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

16. Plan Governs. This Award of Restricted Stock Units and this Agreement are subject to all terms and provisions of the Plan, the provisions of which are hereby made a part of this Agreement and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan, or Shares issued under the Plan, or participation in the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

23. Governing Law. This Agreement will be governed by the laws the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.